UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2025

NOV INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10353 Richmond Ave. Houston, Texas		77042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 346-223-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On October 27, 2025, NOV Inc. (the “Company”) issued a press release announcing earnings for the quarter ended September 30, 2025 and conference call in connection therewith. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. A presentation to accompany the conference call, which contains certain historical and forward-looking information relating to the Company (the “Presentation Materials”), has been made available on its website at www.nov.com. A copy of the Presentation Materials is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on October 27, 2025, the Board of Directors (the “Board”) of the Company, as part of the Company’s long-term succession plan, increased the size of the Board from nine to ten and appointed Jose A. Bayardo as a director of the Company to fill the vacancy created by such increase, with a term of office expiring at the next annual meeting of stockholders. Mr. Bayardo’s appointment is also described in the press release mentioned above.

Mr. Bayardo, 54, has served as the Company’s President and Chief Operating Officer since March 2025. Mr. Bayardo will not receive any additional compensation for his service on the Board and will not serve on any committees of the Board. In addition, there are no transactions in which Mr. Bayardo has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Prior to serving as the Company’s President and Chief Operating Officer, Mr. Bayardo served as its Senior Vice President and Chief Financial Officer beginning August 2015. Prior to joining the Company, Mr. Bayardo served as Senior Vice President, Resource and Business Development at Continental Resources, Inc. and spent nine years serving in various roles at Complete Production Services, Inc., including Senior Vice President, Chief Financial Officer, and Treasurer. Prior to joining Complete Production Services, Mr. Bayardo was an investment banker with J.P. Morgan. Mr. Bayardo holds a Bachelor of Science in Chemical Engineering from the University of Texas at Austin, a Master of Engineering Management from the McCormick School of Engineering at Northwestern University, and a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University. Mr. Bayardo also serves as a director of Louisiana-Pacific Corporation (NYSE: LPX).

With the appointment of Mr. Bayardo, the Board is now composed of ten directors, eight of whom are independent members.

Cautionary Note Regarding Forward-Looking Statements

This report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in the Company’s most recent periodic reports and other documents filed with the Securities and Exchange Commission (the “SEC”), which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.nov.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are provided as part of the information furnished under Item 2.02 of this Current Report on Form 8-K:

99.1	NOV Inc. press release dated October 27, 2025 announcing the earnings results for the quarter ended September 30, 2025 and the appointment of Jose A. Bayardo to the board of directors.

99.2	Presentation Materials dated October 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2025	NOV INC.

/s/ Peter F. Vranderic
Peter F. Vranderic
Vice President